Exhibit 1.11

The Goldman Sachs Group, Inc.

[Title of Preferred Stock]

[FORM OF]

Underwriting Agreement

    , 20

Goldman Sachs & Co. LLC,

  As Representative of the several Underwriters

  named in Schedule I hereto,

200 West Street,

New York, New York 10282.

Ladies and Gentlemen:

The Goldman Sachs Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Preferred Shares that are specified in Schedule III hereto (the “[Preferred] Shares”) [and are represented by depositary shares (the “Depositary Shares”) deposited against delivery of Depositary Receipts (the “Depositary Receipts”) evidencing the Depositary Shares that are to be issued by       as depositary (the “Depositary”) under the Deposit Agreement, dated     , 20 , among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder, as supplemented from time to time. Each Depositary Share represents beneficial ownership of a fraction of a Preferred Share, as specified in Schedule III to this Agreement]. [The Depositary Shares and the Preferred Shares represented thereby are collectively called the “Shares”.] The Shares consist of (i) an aggregate of       [Depositary] Shares [and the       Preferred Shares represented thereby] ([collectively,] the “Firm Shares”) and (ii) at the election of the Underwriters, up to an aggregate of       additional [Depositary] Shares [and the       additional Preferred Shares represented thereby] as provided in Section 2 hereof ([collectively,] the “Optional Shares”).

The Company acknowledges and agrees that Goldman Sachs & Co. LLC (“GS&Co.”) may use the Prospectus (as defined below) in connection with offers and sales of the Shares as contemplated in the Prospectus under the caption “Plan of Distribution — Market-Making Resales by Affiliates” (“Secondary Market Transactions”). The Company further acknowledges and agrees that GS&Co. is under no obligation to effect any Secondary Market Transactions and, if it does so, it may discontinue effecting such transactions at any time without providing any notice to the Company. The term “Underwriter”, whenever used in this Agreement, shall include GS&Co., whether acting in its capacity as an Underwriter or acting in connection with a Secondary Market Transaction, except as may be specifically provided otherwise herein.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A shelf registration statement on Form S-3 (File No. 333-    ) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, has become effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange

Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) At the time of initial filing of the Registration Statement and (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the conditions for use of Form S-3, set forth in the General Instructions thereto, were satisfied. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus permitted under Rule 164(e)(2) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through GS&Co. expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is   :   [a][p].m. (Eastern time) on the date of this Agreement; the Pricing Prospectus together with the statements under the caption “Description of [Title of Preferred Stock]” [and “Description of Depositary Shares”] in, and the information in the [table on the] front cover of, the Prospectus, taken together with such other information, if any, set forth in Schedule II(b) hereto (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through GS&Co. expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through GS&Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through GS&Co. expressly for use therein;

(f) Neither the Company nor any of its subsidiaries that are listed in the Company’s latest annual report on Form 10-K pursuant to the requirements of Form 10-K and Item 601(b)(21) of the Commission’s Regulation S-K and are “significant subsidiaries” as defined in Rule 1-02(w) of the Commission’s

Regulation S-X (the “Significant Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(i) The [Preferred] Shares [and the Depositary Shares] have been duly and validly authorized, and, when the Firm Shares are issued and delivered pursuant to this Agreement and, in the case of any Optional Shares, pursuant to Additional Shares Options (as defined in Section 3 hereof) with respect to such Shares, such Shares will be duly and validly issued and fully paid and non-assessable; the Shares conform to the description thereof contained in the Pricing Prospectus and will conform to the description thereof contained in the Prospectus;

(j) The issue and sale of the Shares, the compliance by the Company with all of the provisions of the Shares, this Agreement and each Additional Shares Option (as defined in Section 3 hereof)[, the Deposit Agreement] and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(k) Neither the Company nor any of its Significant Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(l) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of [Title of Preferred Stock]”, [“Description of Depositary Shares”,] “Description of Preferred Stock We May Offer”, [“Description of Preferred Stock We May Offer — Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares”] and “Legal Ownership and Book-Entry Issuance”, insofar as they purport to constitute a summary of the terms of the [Preferred] Shares [and the Depositary Shares, respectively], and under the captions “United States Taxation” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(m) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o) Other than as set forth in the Pricing Prospectus, the Company and its Significant Subsidiaries possess all authorizations issued by the appropriate Federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals, and are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses as described in the Pricing Prospectus, except as would not, individually or in the aggregate, have a material adverse effect on the prospects, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries;

(p) PricewaterhouseCoopers LLP, who certified certain financial statements of the Company and its subsidiaries, and audited the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(q) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(t) The Company has implemented an anti-bribery program including policies and procedures reasonably designed to ensure compliance with applicable law, including without limitation the Foreign Corrupt Practices Act of 1977 and the Bribery Act 2010 of the United Kingdom, and will maintain such program, as modified from time to time, during the term of this Agreement. The Company will not use the proceeds of the offering of the Shares hereunder in a manner that will violate applicable anti-bribery laws;

(u) The Company has developed and implemented written policies, procedures and internal controls reasonably designed to ensure compliance with applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its regulated subsidiaries conduct business; and

(v) The Company has developed and implemented written policies, procedures and internal controls reasonably designed to ensure compliance with any economic sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant economic sanctions authority (collectively, “Sanctions”), and the Company will not use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions (except as may be authorized by the relevant economic sanctions authority) or (ii) in any other manner that will result in a violation of Sanctions by the Company.

2. Subject to the terms and conditions set forth herein, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule III hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule III hereto, and to sell at the same price as the Firm Shares, such Underwriter’s pro rata share (based on the respective maximum number of Optional Shares set forth next to the Underwriters’ names in Schedule I hereto) of that portion of the total number of Optional Shares as to which such election shall have been exercised on behalf of all the Underwriters.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

The Company hereby grants to each of the Underwriters the right (an “Additional Shares Option”, which shall be deemed to be part of this Agreement for all purposes) to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased by all Underwriters and the date on which such Optional Shares are to be delivered, as determined by the Representative, but in no event earlier than the First Time of Delivery (as defined in Section 4) or, unless the Representative and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

4. (a) Certificates for the [Depositary] Shares comprising the Firm Shares and any Optional Shares to be purchased by each Underwriter hereunder, in the form specified in Schedule III to this Agreement, in such authorized denominations and registered in such names as the Representative may request upon at least 48 hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to GS&Co. at least forty-eight hours in advance, (i) with respect to the Firm Shares, all in the manner and at the place and time and date specified in Schedule III to this Agreement or at such other place and time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the “First Time of Delivery” and (ii) with respect to the Optional Shares, if any, in the manner and at the time and date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or at such other time and date as the Representative and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the “Second Time of Delivery”. Each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at any Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(j) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad St., New York, New York 10004 (the “Closing Location”), and the Shares will be delivered to DTC and the Depositary, or their respective designated custodians, all at such Time of Delivery. A meeting will be held at the Closing Location at   :   [a][p].m., New York City time, on the New York Business Day next preceding any Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to any Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; if requested by you prior to the Applicable Time, to prepare a final term sheet, containing solely a description of the Shares, in substantially the form set forth in Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares (including, in the case of GS&Co., in any Secondary Market Transactions during the Secondary Transactions Period (as defined in Section 6(a) hereof)), and during such same period to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares (including, in the case of GS&Co., in any Secondary Market Transactions during the Secondary Transactions Period), provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares (or, in the case of GS&Co., in connection with any Secondary Market Transactions during the Secondary Transactions Period, whether before or after such expiration) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act (it being understood, however, that the preceding clause, rather than this clause, shall apply with respect to GS&Co. in connection with any Secondary Market Transactions during the Secondary Transactions Period); provided, however, that the Company may elect, upon notice to GS&Co., not to comply with this paragraph (e) with respect to any Secondary Market Transaction, but only for a period or periods that the Company reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months. Upon receipt of any such notice, GS&Co. shall cease using the Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Company that it may resume using such document (or such document as it may be amended or supplemented);

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Shares as notified to the Company by you and (ii) the last Time of Delivery for the Shares, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, [Preferred Shares or] Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion of convertible or exchangeable securities outstanding as of, the date hereof) without your prior written consent; and

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

6. The Company agrees with GS&Co., with respect to each issuance of the Shares:

(a) To make no amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus during the Secondary Transactions Period which shall be disapproved by GS&Co. promptly after reasonable notice thereof. The “Secondary Transactions Period” means the period beginning on the date hereof and continuing for as long as may be required under applicable law, in the reasonable judgment of GS&Co. after consultation with the Company, in order to offer and sell any such Shares in Secondary Market Transactions as contemplated by the Pricing Prospectus;

(b) During the Secondary Transactions Period, to furnish to GS&Co. copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to GS&Co. (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Shares or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as GS&Co. may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and

(c) Each time the Registration Statement, the Base Prospectus or the Prospectus shall be amended or supplemented during the Secondary Transactions Period, to furnish or cause to be furnished to GS&Co., upon its request, written opinions of counsel for the Company, a letter from the independent accountants who have certified the financial statements included in the Registration Statement as then amended and certificates of officers of the Company, in each case in form and substance reasonably satisfactory to GS&Co., all to the effect specified in subsections (c), (d) and (j), respectively, of Section 9 hereof (as modified to relate to the Registration Statement and the Prospectus as then amended or supplemented).

Notwithstanding the foregoing provisions, the Company may elect, upon notice to GS&Co., not to comply with this Section 6 with respect to any Secondary Market Transaction, but only for a period or periods that the Company reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months. Upon receipt of any such notice, GS&Co. shall cease using the Prospectus, or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Company that it may resume using such document (or such document as it may be amended or supplemented).

7. (a)(i) The Company and each Underwriter agree that the Underwriters may prepare and use one or more preliminary or final term sheets relating to the Shares containing customary information to the extent permitted by Rule 164(e)(2) or to the extent not deemed a prospectus pursuant to Rule 134;

(ii) Each Underwriter represents that, other than as permitted under subparagraph (a)(i) above, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Company and GS&Co. and that Schedule II(a) hereto is a complete list of any free writing prospectus for which the Underwriters have received such consent; and

(iii) The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of GS&Co. and that Schedule II(a) hereto is a complete list of any Issuer Free Writing Prospectuses for which the Company has received such consent;

(b) The Company has complied and will comply with the requirements of Rule 433 and Rule 164(e)(2) under the Act applicable to any Issuer Free Writing Prospectus, including the contents thereof, timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to GS&Co. and, if requested by GS&Co., will prepare and furnish without charge to each Underwriter (or, in the case of any Secondary Market Transaction, to GS&Co.) an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through GS&Co. expressly for use therein; and

(d) Each Underwriter shall ensure that payments in respect of the Shares for the benefit of a holder of Shares are not subject to withholding under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (or any regulations or guidance thereunder or any agreements entered into in respect thereof) as a result of such Underwriter (or any affiliated party through which the holder holds Shares) being subject to such withholding on the payment.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Shares; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or dividend distributing agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder and under any Additional Shares Option which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the Shares to be purchased at each Time of Delivery, shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; any final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to you a written opinion and letter, dated such Time of Delivery, to the effect set forth in Annex I hereto;

(c) A General Counsel, Associate General Counsel or Deputy General Counsel of the Company (or such other counsel acceptable to the Underwriters) shall have furnished to you his or her written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

(d) On the date hereof at a time prior to the execution of this Agreement and at such Time of Delivery, the independent accountants shall have furnished to you a letter, dated the date hereof, and a letter, dated such Time of Delivery, respectively, to the effect set forth in Annex III hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as you may reasonably request, and in form and substance satisfactory to GS&Co.;

(e) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of GS&Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of GS&Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(i) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer

Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GS&Co. expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, the Pricing Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, the Pricing Prospectus or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through GS&Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration

Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate number of all Shares to be purchased at such respective Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

13. Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 10 hereof, the representations and warranties in subsections (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or any Prospectus contained in any certificate furnished by the Company pursuant to Section 9 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director or officer of the Company who signed the Registration Statement or a controlling person of the Company when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

14. If this Agreement or the Additional Shares Options shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Firm Shares or Optional Shares with respect to which this Agreement or the Additional Shares Options, as the case may be, shall have been terminated, except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter with respect to such Shares except as provided in Sections 8 and 10 hereof.

15. In all dealings hereunder, GS&Co. (and only GS&Co.) shall act on behalf of the Representative and each of the Underwriters (including with respect to any determination as to whether any condition to the obligations of the Underwriters has been satisfied, any representation or agreement of the Company has been complied with or any such condition, representation or agreement may be waived), and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by GS&Co.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative, c/o GS&Co., at 200 West Street, 17th Floor, New York, New York 10282, Attention: Global Treasurer; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24. (a) (i) In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 24(a) apply notwithstanding the following Section 24(b).

(b) (i) Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 24(a), no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to an Insolvency Proceeding, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(ii) After a BHC Act Affiliate of a party that is a Covered Entity has become subject to an Insolvency Proceeding, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c) For purposes of this Section 24,

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

(ii) “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

(iv) “Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding; and

(v) “U.S. Special Resolution Regime” means each of (y) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (z) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25. [Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understandings among the parties, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Underwriter or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement as they relate to any BRRD Liability of a Covered Underwriter, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 25:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Covered Underwriter” means any Underwriter subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Underwriter.]

26. [Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understandings among the parties, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of each UK Covered Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant UK Covered Underwriter or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii) the cancellation of the UK Bail-in Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement as they relate to any UK Bail-in Liability of a UK Covered Underwriter, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of the UK Bail-in Powers by the Relevant UK Resolution Authority.

For purposes of this Section 26:

“Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to the relevant UK Covered Underwriter.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK Covered Underwriter” means any Underwriter subject to the UK Bail-in Legislation.]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, The Goldman Sachs Group, Inc.
By:
Name:
Title:

Accepted as of the date hereof:
(Goldman Sachs & Co. LLC)
On behalf of each of the Underwriters

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased
Goldman Sachs & Co. LLC

[Names of other Underwriters]

Total

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SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

• Final term sheet in the form set forth in Schedule III hereto, but only if the Company is obligated to prepare and file such term sheet pursuant to Section 5(a) hereof.

(b)	Additional Information Incorporated by Reference:

• [None]

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SCHEDULE III

The Goldman Sachs Group, Inc.

Title of Shares:

Depositary:

[Number of Depositary Shares:]

Number of [Preferred] Shares:

Initial Offering Price to Public:

Purchase Price by Underwriters:

Form of Shares:

Specified Funds for Payment of Purchase Price:

First Time of Delivery:

Dividends:

Dividend Payment Dates:

Redemption:

Liquidation Distribution:

Voting Rights:

Maturity Date:

Preemptive and Conversion Rights:

Listing:

Transfer Agent, Registrar, Depositary and Calculation Agent:

Closing Location:

Names and Addresses of Representatives:

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ANNEX I

Form of Opinion of Counsel to the Underwriters

[date]

Goldman Sachs & Co. LLC,

 As Representative of the

  Several Underwriters,

   c/o Goldman Sachs & Co. LLC,

    200 West Street,

     New York, New York 10282.

Ladies and Gentlemen:

We refer to the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated       , 20  (the “Underwriting Agreement”), between The Goldman Sachs Group, Inc., a Delaware corporation (the “Company”), and you, as Representative of the several Underwriters named therein (the “Underwriters”), of      [depositary shares (the “Depositary Shares”), each representing one      of a share of][Title of the Preferred Shares] (the “[Preferred] Shares”) of the Company. [The Depositary Shares are being issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of       , 20 , between the Company and     , as depositary (the “Depositary”), [and the related Letter Agreement, dated as of        , 20 , between the Company and the Depositary (such 20  Deposit Agreement and Letter Agreement, the (“Deposit Agreement”),] as supplemented from time to time.] [The Preferred Shares and the Depositary Shares representing the Preferred Shares, collectively, are herein called the “Shares”. The Depositary Shares are evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to the Deposit Agreement.]

In connection with the several purchases described above, we, as counsel for the Underwriters, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the U.S. Bank Holding Company Act of 1956, the U.S. Federal Reserve Act and the New York State Banking Laws, including, in each case, the regulations adopted thereunder (collectively, the “Banking Laws”), for the issuance, sale and delivery of the Shares by the Company to the Underwriters have been obtained or made.

(3) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Other Covered Laws (as defined below) for the issuance, sale and delivery of the Shares by the Company to the Underwriters have been obtained or made.

(4) The issuance of the Shares in accordance with the Deposit Agreement and the sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations under the Shares[, the Deposit Agreement], and the Underwriting Agreement and the consummation by the Company of the transactions contemplated for it therein, in each case with respect to the Shares, will not, violate the Banking Laws,

(5) The issuance of the Shares in accordance with the Deposit Agreement and the sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations under the Shares[, the Deposit Agreement] and the Underwriting Agreement and the consummation by the Company of the transactions contemplated for it therein, in each case with respect to the Shares, will not, violate the Other Covered Laws.

(6) The issuance of the Shares in accordance with [the Deposit Agreement and] the sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations under the Shares[, the Deposit Agreement] and the Underwriting Agreement and the consummation by the Company of the transactions contemplated for it therein, in each case with respect to the Shares, will not, (a) violate the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or (b) result in a default under or breach of the agreements filed as exhibits nos. ● through ●, inclusive, to the Company’s Annual Report on Form 10-K for the fiscal year ended ●, 20  [and exhibits nos. ● through ●, inclusive, to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended ●, 20 ] [and exhibit[s] no[s]. ● to the Company’s Current Report on Form 8-K filed ●, 20 ].

(7) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(8) The [Preferred] Shares have been duly authorized and validly issued and are fully paid and nonassessable.

(9) [The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. We express no opinion, however, as to the indemnification provisions contained in Section 5.6 of the 20  Deposit Agreement [and paragraphs     of the related Letter Agreement].

(10) Upon due issuance by the Depositary of the Depositary Receipts against the deposit of the Preferred Shares in accordance with the provisions of the Deposit Agreement, the Depositary Receipts will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.]

[(9)][(11)] The Company is not, and immediately after giving effect to the offering and sale of the Shares will not be, required to register under, or seek an exemption from, the Investment Company Act of 1940 in connection with the offer and sale of the Shares.

We are expressing no opinion in paragraphs (4) and (5) above, insofar as the issuance of the Shares in accordance with [the Deposit Agreement and] the sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement, and the performance by the Company of its obligations under the Shares[, the Deposit Agreement] and the Underwriting Agreement and the consummation by the Company of the transactions contemplated for it therein, are concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinion in paragraphs (3) and (5) above, “Other Covered Laws” means the Federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law (including, in each case, the published rules and regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Underwriting Agreement; provided, however, that such term does not include antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Underwriting Agreement, the Shares[, the Deposit Agreement] or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets (including any such regime applicable to banks, bank holding companies or broker-dealers), or, solely for purposes of the opinion in paragraph (5) above, any Federal or state securities laws.

Finally, with respect to paragraphs (2) and (4) above, we note that the Company and each of its transactions, including those contemplated in the Underwriting Agreement[,][and] the Shares [and the Deposit Agreement], are also subject to (i) general provisions of the Banking Laws prohibiting the Company from engaging in unsafe and unsound practices, (ii) the U.S. Federal Reserve Act, relating to transactions between the Company and its affiliates, and (iii) other requirements of a prudential nature that are set forth in the Banking Laws, as to all of which we express no opinion.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed [that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary, that the certificate evidencing Preferred Shares has been deposited with the Depositary in accordance with the Deposit Agreement,] that the certificates evidencing the [Preferred] Shares [and the Depositary Receipts] conform to the forms thereof examined by us, [that the certificates evidencing the Depositary Receipts have been duly executed and delivered by one of the Depositary’s authorized officers,] that the certificate evidencing the [Preferred] Shares has been duly countersigned by a transfer agent and duly registered by a registrar of the Preferred Shares, [that the Depositary Receipts have been duly countersigned by a registrar of the Depositary Receipts] and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This opinion is furnished by us, as counsel to the Underwriters, to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This opinion may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Shares and may not be used in furtherance of any offer or sale of the Shares.

Very truly yours,

Form of Letter of Counsel to the Underwriters

[date]

Goldman Sachs & Co. LLC,

 As Representative of the

  Several Underwriters,

   c/o Goldman Sachs & Co. LLC,

    200 West Street,

     New York, New York 10282.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of       [depositary shares (the “Depositary Shares”), each representing one       of a share of] [Title of Preferred Shares] (the “[Preferred] Shares”) of The Goldman Sachs Group, Inc. (the “Company”). [The Depositary Shares are being issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of       , 20 , between the Company and      , as depositary, as supplemented from time to time. The Preferred Shares and the Depositary Shares representing the Preferred Shares, collectively, are herein called the “Shares”.] The Registration Statement relating to the Shares (File No. 333-     ) was filed on Form S-3 on ………., ….. in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting an immediate, delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution.

The Shares have been offered by the Prospectus dated      , 20  (the “Base Prospectus”), as supplemented by the Prospectus Supplement dated      , 20  (the “Prospectus Supplement”), which updates or supplements certain information contained in the Base Prospectus. The Base Prospectus, as so supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

In accordance with our understanding with you as to the scope of our services under the circumstances applicable to the offering of the Shares, we reviewed the Registration Statement, the Base Prospectus, the Prospectus Supplement[, as well as the documents listed in Schedule A hereto (those listed documents, taken together with the Base Prospectus, the “Pricing Disclosure Package”)], participated in discussions with your representatives and those of the Company, its counsel and its accountants and advised your representatives as to the requirements of the Securities Act and the applicable rules and regulations thereunder. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its counsel and its accountants concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, an opinion of [[a][an Associate][a Deputy] [General Counsel] of the Company][a counsel of the Company acceptable to the Underwriters] and a letter from the Company’s independent accountants delivered to you in connection with the offering of the Shares.

On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we advised you and now confirm that, in our opinion, each part of the Registration Statement, when such part became effective, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Shares, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Shares,

(a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)  [the Base Prospectus, as of [ :00] [A/P].M. on …….. , ……., when considered together with the statements made under the caption “Description of [Title of Preferred Shares]” [and “Description of the Depositary Shares”] in the Prospectus Supplement][the Pricing Disclosure Package, as of   :   [A][P].M. on       , 20  when considered together with the number of the Depositary Shares being offered and the annual dividend rate of the Preferred Shares, and the information in the table on the front cover of the Prospectus Supplement,] contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

(c) the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the prior paragraph has caused us to believe that, insofar as relevant to the offering of the Shares, the Base Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, we do not know of any litigation or any governmental proceeding instituted or threatened against the Company that was required to be disclosed in the [Company’s Annual Report on Form 10-K for the fiscal year ended ●, 20 ][the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended ●, 20 ] when such Report was filed, and was not so disclosed. We call to your attention, however, the fact that the Company has an internal legal department and that, while we represent the Company on a regular basis, our engagement has been limited to specific matters as to which we were consulted by the Company and, accordingly, our knowledge with respect to litigation and governmental proceedings instituted or threatened against the Company is similarly limited. Also, insofar as the offering of the Shares is concerned, we do not know of any documents that were required to be filed as exhibits to the [Company’s Annual Report on Form 10-K for the fiscal year ended ●, 20 ][the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended ●, 20 ] when such Report was filed and were not so filed.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement [or the Pricing Disclosure Package,] except for those made under the captions “Description of Preferred Stock We May Offer”, [“Description of Preferred Stock We May Offer — Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares”,] “Legal Ownership and Book-Entry Issuance” and “Plan of Distribution” in the Base Prospectus and “Description of [Title of Preferred Shares]”, [“Description of Depositary Shares”] and “Underwriting” in the Prospectus Supplement, in each case insofar as they relate to provisions, therein described, of the Shares[, the Deposit Agreement] and the Underwriting Agreement relating to the Shares, and except for those made under the caption “United States Taxation – Taxation of Preferred Stock and Depositary Shares” in the Base Prospectus, [as supplemented by “Summary Information — Tax Consequences” in the Prospectus Supplement] insofar as they relate to provisions, therein described, of U.S. Federal income tax law applicable to the Shares. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Base Prospectus[,] [or] the Prospectus Supplement [or the Pricing Disclosure Package], or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s report on the effectiveness of such internal control, each as included in the Registration Statement, the Base Prospectus[,] [or] the Prospectus Supplement [or the Pricing Disclosure Package].

This letter is furnished by us, as counsel to the Underwriters, to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Shares and may not be used in furtherance of any offer or sale of the Shares.

Very truly yours,

Schedule A

[List documents other than the Base Prospectus that are included in the Pricing Disclosure Package. Include any Preliminary Prospectus Supplement if prepared by the Company pursuant to the terms of the Underwriting Agreement.]

ANNEX II

Form of Opinion of General Counsel, Associate General Counsel, Deputy General

Counsel, or other counsel of the Company acceptable to the Underwriters

(1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware;

(2) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(3) The [Preferred] Shares have been duly authorized, executed, issued and delivered; and

(4) The Deposit Agreement has been duly authorized, executed and delivered by the Company.

In rendering such opinion, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware; that, insofar as such opinion involves factual matters, such counsel has relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by such counsel to be responsible; and [that such counsel has assumed that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary,] that the certificate evidencing the [Preferred] Shares conforms to the form thereof examined by such counsel (or members of the legal department of the Company and certain of its subsidiaries acting under such counsel’s supervision) and has been duly countersigned by a transfer agent and duly registered by a registrar of the [Preferred] Shares and that the signatures on all documents examined by such counsel (or members of the legal department of the Company and certain of its subsidiaries acting under such counsel’s supervision) are genuine, assumptions that such counsel has not independently verified. In addition, such counsel may state that such counsel has examined, or has caused members of the legal department of the Company and certain of its subsidiaries acting under such counsel’s supervision to examine, such corporate and partnership records, certificates and other documents, and such questions of law, as such counsel has considered necessary or appropriate for the purposes of such opinion.

Pursuant to Section 9(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

AII-1

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited or examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the PCAOB of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

(iii) They have made a review in accordance with standards established by the PCAOB of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s Quarterly Report(s) on Form 10-Q covering periods after the latest full fiscal year and incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been furnished to the Underwriters; and on the basis of specified procedures including inquiries of officials of the Company, who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and/or included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the

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basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Report(s) on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus as most recently amended or supplemented and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

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(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

(E) as of a specified date not more than five days prior to the date of such letter, there have been any decrease in shareholders’ equity (other than issuances or forfeitures of restricted stock units issued under the Company’s Stock Incentive Plan and repurchases of common stock in accordance with the Company’s common stock repurchase program or issuances of stock associated with the Company’s employee stock option plans), any increase in unsecured long-term borrowings of the Company and its subsidiaries, or any decreases in consolidated total current assets or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

(vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative which are derived from the general accounting records of the Company and its subsidiaries which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative or in documents incorporated by reference in the Prospectus specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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